UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
______________

Date of Report (Date of earliest event reported): July 11, 2025

FIDELITY D & D BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-38229	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	FDBC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FIDELITY D & D BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 9, 2025, Fidelity D & D Bancorp, Inc. (the "Company") announced that Michael J. Pacyna, Jr. transitioned from his role as Executive Vice President and Chief Lending Officer of the Fidelity Deposit and Discount Bank (the “Bank”), the wholly-owned subsidiary of the Company, to the new role of Executive Vice President and Chief Credit Officer of the Bank. In this new capacity, Mr. Pacyna will assume an expanded set of responsibilities including overseeing the Bank’s Credit and Credit Administration, duties which were previously overseen by the Chief Operating Officer of the Bank. In addition, in this new role, he will oversee the Bank’s Loan Operations Department and the Special Assets and Collections Department. This reassignment of duties is intended to leverage Mr. Pacyna’s strengths as well as streamline and enhance efficiency within the organization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY D & D BANCORP, INC.
(Registrant)

Date: July 11, 2025	By: /s/ Salvatore R. DeFrancesco, Jr.
Salvatore R. DeFrancesco, Jr.
Treasurer and Chief Financial Officer